PRICEWATERHOUSECOOPERS
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                                                      PricewaterhouseCoopers LLP
                                                      1300 SW Fifth Avenue
                                                      Suite 3100
                                                      Portland OR  97201-5638
                                                      Telephone  (503) 478-6000
                                                      Facsimile  (503) 478-6099


                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated May 21, 1999 relating to the financial statements and financial statement schedules of Labtec, Inc., which appear in Labtec, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1999. We also consent to the incorporation by reference in this Registration
Statement on Form S-3 of our report dated October 8, 1999 related to the financial statements of Connector Resources Unlimited, Inc., which appears in the Current Report on Form 8-K/A of Labtec, Inc. dated August 20, 1999 and filed on November 2, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP

April 7, 2000